EXECUTION VERSION

KANDI TECHNOLOGIES GROUP, INC.

WARRANT SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of the date set forth on the signature page hereof by and between Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), and the undersigned investor (together with its successors and permitted assigns, the “Investor”). In connection with a private placement offering by the Company to accredited investors (the “Private Placement Offering”), the Investor hereby subscribes for and agrees to purchase from the Company a warrant, in the form attached hereto as Exhibit A (the “Warrant”), to purchase shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), as set forth below:

Investor Name:	[Insert Name of Investor]
Subscriber Address:

State of Incorporation:

Number of Shares Issuable Upon

Exercise of the Warrant:	(the “Warrant Shares”)

Price Per Warrant Share:	$ 0.01

Total Purchase Price:	$_____________(the “Purchase Price”)

Exercise Price Per Warrant Share:	$ 15.00

1. Subscription; Placement Agent. Subject to the terms and conditions hereof, the Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Warrant at the Purchase Price. The Warrant, together with the Warrant Shares, shall be referred to as the “Securities.”

(a) The Purchase Price is payable by wire transfer of immediately available funds contemporaneously with the execution and delivery of this Agreement to an account designated by the Company. The Company hereby agrees to issue to the Investor the Warrant as soon as reasonably practicable, which shall be no later than five (5) business days after the execution of this Agreement.

(b) Subject to the terms and conditions of the Warrant, the Investor shall be entitled to at any time or from time to time after issuance date of the Warrant (the “Effective Date”), and before 5:00 p.m. Eastern Time on January 30, 2015, to purchase the Warrant Shares at the Exercise Price Per Warrant Share indicated above. In connection with a full, or partial, exercise of the Warrant, the Price Per Warrant Share shall be credited against the Exercise Price Per Warrant Share (for clarification purposes only, the effective price per Warrant Share shall be $14.99) .

(c) In connection with the Offering, the Company has retained a placement agent on a “best-efforts” basis (the “Placement Agent”).

2. Acknowledgments, Representations and Warranties and Covenants of the Investor. The Investor acknowledges, represents, warrants and covenants as follows:

(a) The Investor is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the authority to enter into the transactions and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Investor.

(b) This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and the effect of rules of law governing the availability of equitable remedies.

(c) The Investor represents that the Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and that the Investor is able to bear the economic risk and illiquidity of an investment in the Securities.

(d) The Investor recognizes that the purchase of the Securities involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (ii) the Investor may not be able to liquidate its investment; (iii) transferability of the Securities is extremely limited; and (v) in the event of a disposition, the Investor could sustain the loss of its entire investment.

(e) The Investor is a sophisticated investor by virtue of the Investor’s education, training, business, and/or numerous prior investments made by the Investor or on the Investor’s behalf or through entities which the Investor alone or with others, controls. The Investor is knowledgeable and experienced in financial and business matters, especially in investments which have risks similar to those which may be encountered by the Company. The Investor is capable of evaluating the merits and risks of an investment in the Company and of making an informed business decision.

(f) The Investor (i) hereby represents that the Investor has had available to it and has during the course of this transaction had available to it and has reviewed to its satisfaction the Company's SEC Filings (as hereafter defined), including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company's Quarterly Reports for fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and all other information regarding the Company which the Investor has requested or desired to know; (ii) has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Private Placement Offering; and (iii) has had an opportunity to request and obtain all additional information reasonably deemed necessary to verify the accuracy of the answers to such questions.

(g) The Investor is not relying on the Company or on any legal or other opinion in the materials reviewed by Investor with respect to the financial or tax considerations of the Investor relating to the Investor’s subscription of the Warrant. The Investor has relied solely on the representations and warranties, covenants and agreements of the Company in this Agreement and on the Investor’s examination and independent investigation in making the decision to acquire the Warrant.

(h) The Investor represents that (i) the Investor was contacted regarding the sale of the Securities by the Placement Agent (or an authorized agent or representative thereof) with whom the Investor had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising.

(i) The Investor hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”), because this Private Placement Offering is intended to be exempt from the registration requirements of the Act. The Investor agrees that the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the Act and the rules and regulations promulgated thereunder.

(j) The Investor understands that none of the Securities have been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Investor's investment intention. In this connection, the Investor hereby represents that the Investor is purchasing the Securities for the Investor's own account for investment and not with a view toward the resale or distribution thereof to others. The Investor was not formed for the purpose of purchasing the Securities. The Investor understands that Rule 144 promulgated under the Act requires, amongst other conditions, holding period requirements prior to the resale of securities acquired in a non-public offering.

(k) The Investor understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Act or any state securities or "blue sky" laws. The transfer of the Securities shall only be permitted if accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively, “Securities Laws”).

(l) The Investor consents to the placement of a legend on any certificate or other document evidencing the Securities indicating that such Securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.

(m) The Investor understands, acknowledges and agrees that no federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of this Agreement or as to the fairness of the terms of the Private Placement Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, the Investor must rely on its own examination of the Company and the terms of the Private Placement Offering, including the merits and risks involved.

3. Representations and Warranties of the Company. The Company represents, warrants and agrees that:

(a) The Company has all the requisite authority and power to enter into and consummate the transactions contemplated herein and such transactions shall not contravene any organizational documents, contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company, and shall constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(c) The execution, delivery and performance of this Agreement and the Securities by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Select Market) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect.

(d) The Company has a sufficient number of authorized and unissued shares of voting Common Stock to consummate the issuance of the Warrant Shares upon exercise of the Warrant.

(e) That the Warrant and any Warrant Shares issued to the Investor pursuant to the exercise of the Warrant have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholder and shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

(f) Neither the Company nor any other authorized person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any of its subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith, except for any licenses, permits or other governmental authorizations which would not materially adversely affect the business, property, financial condition, results of operations or prospects of the Company.

(h) The Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition, prospects, results of operations or prospects of the Company.

(i) All reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2012, have been duly and timely filed with the SEC. All such reports complied at the time of their respective filing dates in all material respects with the requirements of the Exchange Act or the Act, as applicable, and all rules and regulations thereunder of their respective forms. None of such reports contained (as of their respective dates) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(j) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(k) The Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how that are necessary for the conduct of its business as now conducted except where the failure to own or possess would not have a material adverse effect on the business, assets, financial condition, prospects or results of operation of the Company (the “Company Intellectual Property”). Except as set forth in the SEC Filings, (i) the Company has not received any written notice of, and has no knowledge of, any infringement by the Company of intellectual property rights of any third party that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition, prospects or results of operation of the Company and (ii) the Company has not received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition, prospects or results of operation of the Company.

(l) Since the filing of the Company's most recent SEC Report on Form 10-Q for fiscal quarter ended September 30, 2013, there has not been any material adverse change (financial or otherwise) in the assets, properties, financial condition, prospects, operating results or business of the Company.

(m) Neither the Company nor, to the Company's knowledge, any person duly acting on the Company's behalf and in accordance with the Company's instructions, has conducted any general solicitation or general advertising in connection with the offer or sale of the Securities.

(n) The Company has timely filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company would reasonably be expected to have) a material adverse effect on the business, assets, financial condition or results of operation of the Company.

4. Right of First Refusal. From and after the date hereof, neither the Company nor any of its subsidiaries shall, directly or indirectly, effect any issuance of securities off of the Company’s effective shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-188039) (a “Subsequent Placement”) unless the Company shall have first complied with this Section 4. The Company acknowledges and agrees that the right set forth in this Section 4 is a right granted by the Company to the Investor.

(a) At least five (5) trading days prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Investor a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement, (ii) a statement that the statement in clause (i) above does not constitute material, non-public information and (iii) a statement informing the Investor that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Investor within three (3) trading days after the Company’s delivery to the Investor of such Pre-Notice, and only upon a written request by the Investor, the Company shall promptly, but no later than one (1) trading day after such request, deliver to the Investor an irrevocable notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with the Investor in accordance with the terms of the Offer all of the Offered Securities, provided that the number of Offered Securities which the Investors shall have the right to subscribe for under this Section 4 shall be (a) based on the Investor’s pro rata portion of the aggregate number of warrants issued to all investors in connection with this Private Placement Offering (the “Basic Amount”), and (b) with respect to the Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the other investor as the Investor shall indicate it will purchase or acquire should the other investor subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(b) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the fifth (5th) business day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Investor’s Basic Amount that the Investor elects to purchase and, if the Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that the Investor elects to purchase (in either case, the “Notice of Acceptance”).

(c) The Company shall have five (5) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by an investor in this Private Placement Offering (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (A) the execution of such Subsequent Placement Agreement, and (B) either (1) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (2) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its counsel.

(e) The restrictions contained in this Section 4 shall not apply in connection with the issuance of any Excluded Securities (as such term is defined in the Warrant). The Company shall not circumvent the provisions of this Section 4 by providing terms or conditions to the Investor that are not provided to the other investors in the Private Placement Offering.

5. Restrictive Legends. All certificates representing the Warrant (and the Warrant Shares) shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

6.	Miscellaneous.

(a) This Agreement may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

(b) On or before 9:30 a.m., New York time, on the first (1st) business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the Exchange Act and attaching all the material Agreements (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of the Warrant) (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Investor by the Company or any of its subsidiaries, or any of their respective, authorized officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

(c) This Agreement and other documents delivered herewith contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter.

(d) Except as otherwise provided in this Agreement or in the Warrant, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

(e) This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.

(f) The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of this 15th day of January 2014.

[INVESTOR]

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

KANDI TECHNOLOGIES GROUP, INC.

By: _____________________________________
Name:___________________________________
Title: ____________________________________